Company Contact:	CCG Investor Relations:
China Botanic Pharmaceutical Inc.	Mr. Mark Collinson, Partner
Ms. Portia Tan, IR Contact	Phone: +1-310-954-1343 (Los Angeles)
Tel: 86-451-8260-2162	Email: mark.collinson@ccgir.com
Email: ir@renhuang.com	Website: www.ccgirasia.com

Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com

For Immediate Release

Renhuang Pharmaceuticals Announces Name Change to China Botanic Pharmaceutical Inc.

Harbin, China – November 29, 2010 – China Botanic Pharmaceutical Inc. (NYSE Amex: CBP) (“China Botanic” or the “Company”), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines (“TCM”), today announced that the Company’s Articles of Incorporation have been amended to effect the name change of the Company from its former name of Renhuang Pharmaceuticals.

China Botanic noted that after four years it is retiring the name Renhuang Pharmaceuticals and will now officially be known as China Botanic Pharmaceutical Inc. to better reflect the Company’s corporate identity, brand image and business operations. The legal structure of China Botanic remains unchanged.

"We are a rapidly growing and expanding botanic and bio-pharmaceutical company and we believe our new corporate name better reflects our business operations and product portfolio,” said Mr. Shaoming Li, the Chairman and CEO of China Botanic Pharmaceutical Inc. “We believe our new name – China Botanic Pharmaceutical Inc. can be easily associated with our brand promise and our product categories, and will be well accepted in our target markets. We are actively expanding sales beyond our leading Siberian Ginseng products and introducing new products to drive future revenue and net income growth. We believe this is a good time to set the stage for our new corporate and brand entity.”

ABOUT CHINA BOTANIC PHARMACEUTICAL INC.

China Botanic Pharmaceutical Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines ("TCM"), in the People's Republic of China.  All of the Company's products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China.

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to, the Company’s ability to achieve its financial guidance, ability to manage expansion of its operations effectively, competition in the marketing and sales of its products, and other factors detailed in the Company’s annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

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